                                                                     EXHIBIT 12

                              HARTMARX CORPORATION
                       STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)


                                                         YEARS ENDED NOVEMBER 30,
                                          -------------------------------------------------------
                                           1998        1997        1996        1995        1994
                                          -------     -------     -------     -------     -------
Earnings from continuing
operations before provision for
income taxes per Consolidated
Statement of Earnings                     $23,585     $16,545     $ 7,700     $ 1,630     $ 5,139

Add:

   Interest Expense /(a)/                  18,633      17,480      16,681      20,001      21,214

   Portion of rents representative
   of the interest factor/ (a) (b)/         3,622       3,736       3,424       6,114       8,054

                                          -------------------------------------------------------
Income as adjusted                        $45,840     $37,761     $27,805     $27,745     $34,407
                                          =======================================================
Fixed charges:

   Interest expense /(a)/                 $18,633     $17,480     $16,681     $20,001     $21,214

   Portion of rents representative
   of the interest factor /(a) (b)/         3,622       3,736       3,424       6,114       8,054
                                          -------------------------------------------------------
Fixed charges                             $22,255     $21,216     $20,105     $26,115     $29,268
                                          =======================================================
Ratio of earnings to fixed charges           2.06        1.78        1.38        1.06        1.18
                                          =======================================================

(a) Includes amounts related to discontinued operations for 1995 and 1994.

(b) Represents one-third of rent expense which management believes represents a reasonable approximation of the interest component of rent expense.